As filed with the Securities and Exchange Commission on January 13, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEGEND OIL AND GAS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Colorado	1381	84-1570556
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1420 5th Avenue, Suite 2200

Seattle, Washington 98101

(206) 274-5165

(Address, Including Zip Code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

James Vandeberg Chief Financial Officer Legend Oil and Gas Ltd. 1420 5th Avenue, Suite 2200 Seattle, Washington 98101 (206) 274-5165	With a copy to: Timothy M. Woodland, Esq. Cairncross & Hempelmann, P.S. 524 Second Ave., Ste. 500 Seattle, WA 98104-2323 (206) 254-4424
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (1)	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee(3)
Common Stock, par value $0.001 per share	(4)	(4)	(4)	(4)
Preferred Stock, par value $0.001 per share	(4)	(4)	(4)	(4)
Warrants	(4)	(4)	(4)	(4)
Debt Securities	(4)	(4)	(4)	(4)
Total	(4)	(4)	$50,000,000	$5,730.00

(1)	An indeterminate number of shares of common stock and preferred stock, an indeterminate number of warrants to purchase debt or equity securities, and an indeterminate amount of debt securities are being registered hereunder, but in no event will the aggregate initial offering price exceed $50,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amount and number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock and provide for conversion or exchange, upon exercise of warrants or pursuant to anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover an indeterminate number of additional shares of common stock and preferred stock as may become issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, combinations or similar transactions.
(2)	Unspecified pursuant to General Instruction II.D. to Form S-3 under the Securities Act.
(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated January 13, 2012

PROSPECTUS

$50,000,000

LEGEND OIL AND GAS, LTD.

Common Stock, Preferred Stock,

Warrants and Debt Securities

We may offer and sell any combination of common stock, preferred stock, warrants and debt securities, with a total initial offering price of up to $50,000,000.

This Prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell these securities, we will provide their specific terms in a supplement to this Prospectus. Each prospectus supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable prospectus supplement carefully before you invest in any securities. This Prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “LOGL.OB.” On January 10, 2012, the last sales price for our common stock as reported on the OTC Bulletin Board was $0.96 per share.

You should read this Prospectus and each applicable prospectus supplement carefully before you invest in any securities. An investment in our securities involves certain risks. See the “Risk Factors” section on page 4 below and in each applicable prospectus supplement to read about the risks you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is             , 2012.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references in this Prospectus to the “Company,” “we,” “us,” and “our” are to Legend Oil and Gas, Ltd., a Colorado corporation, including our wholly-owned subsidiary Legend Energy Canada Ltd., an Alberta, Canada corporation. All references in this Prospectus to “Legend Canada” are to Legend Energy Canada Ltd. individually.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this Prospectus in one or more offerings, up to an aggregate initial offering price of $50,000,000. This Prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities under this Prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the applicable offering. We may also add, update or change in the prospectus supplement any of the information contained in this Prospectus. This Prospectus, together with the applicable prospectus supplement(s) and the documents incorporated by reference into this Prospectus and such supplements, include all material information relating to this offering. To the extent there is a conflict between the information contained in this Prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this Prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. Please carefully read both this prospectus and any prospectus supplement, together with the additional information described below under “Where You Can Find More Information,” before buying securities in this offering.

You should rely only on the information contained or incorporated by reference in this Prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this Prospectus and the accompanying supplement to this Prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this Prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this Prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

This Prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain forward-looking statements. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the fiscal year ended December 31, 2010 and our Current Report on Form 8-K/A dated October 20, 2011, filed with the SEC on January 11, 2012 each of which are and incorporated herein by reference. Forward-looking statements include, but are not limited to, statements about:

•	the impact on our business, production, and results of operation from our acquisition of certain oil and gas properties from International Sovereign Energy Corp. on October 20, 2011;

•	pricing and production levels from our oil and gas properties in Canada and in the United States;

•	the extent of the recoverable reserves at our oil and gas properties;

•	the costs of exploration and drilling additional wells on our properties; and

•	whether new wells drilled on our properties encounter oil and gas in commercially recoverable quantities.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “might,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that might cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from our expectations expressed in this Prospectus include, among others: general economic conditions; our ability to integrate acquired businesses into our existing businesses; the competitive environment in which we operate; the unpredictability of our future revenues, expenses, cash flows and stock price; and other risk factors detailed in this Prospectus and from time to time in our other SEC filings. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “RISK FACTORS” contained in this Prospectus, and in our other periodic reports filed with the SEC, which are incorporated herein by reference, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this Prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results might be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons that actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this Prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in any of our securities. You should read this Prospectus, including any applicable prospectus supplement, and the documents incorporated by reference into this Prospectus in their entirety.

We are an oil and gas exploration, development and production company. We have oil and gas property interests located in Western Canada (in Berwyn, Medicine River, Joarcam, Red Earth and Swan Hills in Alberta, and Clarke Lake and Inga in British Columbia) and in the United States (in the Piqua region of the State of Kansas and in the Bakken and Three Forks formations in Divide County, North Dakota). Our business focus is to acquire producing and non-producing oil and gas right interests and develop oil and gas properties that we own or in which we have a leasehold interest. We also anticipate pursuing the acquisition of leaseholds and sites within other geographic areas that meet our general investment guidelines and targets. The majority of our operational duties are outsourced to consultants and independent contractors, including for drilling, maintaining and operating our wells, and we maintain a limited in-house employee base.

We were incorporated under the laws of the State of Colorado on November 27, 2000 under the name “SIN Holdings, Inc.” On November 29, 2010, we changed our name to Legend Oil and Gas, Ltd. Our only subsidiary is Legend Canada, which was formed in Alberta, Canada on July 28, 2011, to acquire, own and develop certain oil and gas properties located in Canada. Neither we nor Legend Canada are reporting issuers in any province of Canada.

Our principal offices are located at 1420 5th Avenue, Suite 2200, Seattle, Washington, 98101, USA, and our registered office is located at 36 South 18th Avenue, Suite D, Brighton, Colorado 80601, USA. The registered office of Legend Canada is located at 840 – 6th Avenue SW, Suite 230, Calgary, Alberta T2P 3E5, Canada. Our Internet website is located at: http://www.legendoilandgas.com. The information included at our corporate website is not intended to comprise a part of this Prospectus.

RISK FACTORS

Our business, financial condition, operating results and cash flows can be impacted by a number of factors which could cause our actual results to vary materially from recent results or anticipated future results, including the following:

•	our ability to raise adequate working capital;

•	success of our development and exploration;

•	demand for and pricing of natural gas and crude oil;

•	the quantity and accessibility of producing reserves on our properties;

•	environmental and other governmental regulations;

•	our ability to attract and maintain key management and employees; and

•

our ability to efficiently explore, develop and produce sufficient quantities of marketable natural gas or crude oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

In addition, you should be aware that our common stock is currently subject to the SEC regulations for “penny stocks.” A penny stock generally refers to any non-NASDAQ or other exchange listed equity security that has a market price of less than $5.00 per share. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock which disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

We attempt to advise investors of specific risk applicable to our business in our annual reports on Form 10-K and in other periodic filings with the Securities and Exchange Commission, which are incorporated by reference in this Prospectus. For a more detailed discussion of the risks you should consider before purchasing any securities of our company, you should carefully consider the specific risks discussed under “Risk Factors” in the applicable prospectus supplement and in our filings with the Securities and Exchange Commission and such prospectus supplement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities offered by this Prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of securities sold pursuant to that prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this Prospectus, from time to time, in any one or more of the following methods, which we will describe in the applicable prospectus supplement:

•	to or through one or more underwriters or dealers;

•	directly to purchasers, or to purchasers through agents; or

•	through a combination of any of these methods of sale.

The prices at which we sell the securities offered hereby may be:

•	at a fixed price or at varying prices determined at the time of sale;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplement used for any offering and sale of securities contemplated hereunder will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents, including any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may determine the price or other terms of the securities offered under this Prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may enter into agreements that provide for indemnification against certain civil liabilities, including liabilities under the Securities Act, or for contribution with respect to payments made by the underwriters, dealers or agents and to reimburse these persons for certain expenses.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the offering of the securities, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing its market price.

Underwriters in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this Prospectus and any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation authorize a total of 400,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 2,300,000 shares have been designated as Convertible Preferred Shares, par value $0.001 per share. As of January 10, 2012, there are 50,642,516 shares of common stock and 2,300,000 Convertible Preferred Shares issued and outstanding. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “LOGL.OB.”

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our articles of incorporation and bylaws. For greater detail about our capital stock, please refer to our articles of incorporation and bylaws.

Common Stock

Holders of common stock are entitled to receive notice of and to attend and vote at all meetings of our shareholders, except meetings of holders of another class of shares. Each share of common stock entitles the holder thereof to one vote. Cumulative voting is not permitted in the election of directors.

Subject to the preferences accorded to holders of preferred stock, including the Convertible Preferred Shares and any other securities ranking senior to the common stock, holders of common stock are entitled to dividends if, as and when declared by the Board of Directors.

In the event of our liquidation, dissolution or winding up, holders of common stock, subject to the preferences accorded to holders of preferred stock, including Convertible Preferred Shares and any other shares ranking senior to the common stock, are entitled to share equally, share for share, any of our remaining assets.

Holders of common stock do not have any preemptive rights to subscribe for or to purchase any of our shares, obligations or other securities.

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, Office: 303.282.4800, Fax: 303.282.5800 www.corporatestock.com.

Convertible Preferred Shares

Our board of directors has designed 2,300,000 Convertible Preferred Shares, all of which are issued and outstanding. The Convertible Preferred Shares are entitled to dividends as if they were shares of common stock in the event our board of directors declares and pays any dividends on our common stock. The Convertible Preferred Shares will not be entitled to any other dividends. Upon our corporate liquidation, dissolution or winding up, holders of Convertible Preferred Shares are entitled to receive a pro rata share of all of our assets that are available for distribution prior to any distribution to holders of common stock. The holders of Convertible Preferred Shares are entitled to one vote per share held on all matters submitted to a vote of the shareholders. Cumulative voting is not permitted in the election of directors.

Holders of the Convertible Preferred Shares have rights to convert the Convertible Preferred Shares into common stock. Each Convertible Preferred Share outstanding may, at any time at the option of the holder, be converted into one fully paid and nonassessable share of common stock. At any time that the shares of common stock are changed into a different number of shares of any class or classes of our capital stock, whether by recapitalization, combination, consolidation, reclassification or otherwise in any such event the holders of Convertible Preferred Shares shall have the same conversion rights with respect to the reclassified securities as they had with respect to the shares of common stock, and the conversion formula will be adjusted equitably.

Each holder of the Convertible Preferred Shares has a “put” option to require us to redeem any or all of the Convertible Preferred Shares held by such holder if our common stock is not listed for trading or otherwise quoted on the NYSE, Amex, NASDAQ, or any other stock market more senior than the OTCBB on or before the March 31, 2012. The redemption price is $2.00 per share payable in cash. This right may be waived by the holders of the Convertible Preferred Shares.

Holders of Convertible Preferred Shares do not have any preemptive rights to subscribe for or to purchase any of our shares, obligations or other securities.

Blank Check Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to offer and sell pursuant to this Prospectus and that will be set forth in the applicable prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Our board of directors has the authority, without further vote or action by the shareholders, within the limitations and restrictions in our articles of incorporation, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including the following:

•	the number of shares constituting that series;

•	dividend rights and rates;

•	voting rights;

•	conversion terms;

•	rights and terms of redemption (including redemption prices and sinking fund provisions); and

•	liquidation preferences and other rights of the series in the event of liquidation, dissolution or winding up.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the shareholders, and enable the board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management.

The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of holders of common stock, including as to dividend rights, liquidation preferences, and voting rights, and the preferred stock may be convertible into shares of common stock. As a result, the issuance of preferred stock, or the issuance of rights to purchase preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

As of January 10, 2012, we had outstanding warrants (excluding stock options under our 2011 Stock Incentive Plan) to purchase up to 4,150,000 shares of our common stock.

We may issue warrants for the purchase of our common stock, preferred stock, debt securities, or any combination. Warrants may be issued independently or together with our common stock, preferred stock, or debt securities, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. Below is a description of certain general terms and provisions of the warrants that we may offer. The particular terms of each series of warrants that we offer and sell will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The transfer agent and registrar for any series of warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities offered by this Prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. If we issue debt securities, we will file a copy of the form of indenture as an exhibit to the registration statement to which the applicable prospectus supplement relates. Any such indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this Prospectus up to an aggregate principal amount of $50,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $50,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of any debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities or global securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the identity of the trustee with respect to the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any covenants or acceleration provisions applicable to such debt securities or in the indenture;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this Prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, including any secured credit facility that we may establish.

Exchange or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either book-entry securities (which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary) or “certificated securities” (which means that they will be represented by a certificate issued in definitive registered form). We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are incorporated under the laws of the State of Colorado. Our articles of incorporation limit the personal liability of our directors to the fullest extent permitted by Colorado law. Under Colorado law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for damages for (i) any breach of the director’s duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act (CBCA); or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the CBCA is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director may be eliminated or limited to the fullest extent permitted under the provisions of the Colorado Business Corporation Act as so amended. But no such provision may eliminate or limit the liability of a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) for any transaction from which the director derived an improper personal benefit (see Section 7-109-102(4) of the CBCA).

Our bylaws also include indemnification provisions under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of our company. Our bylaws further provide for the advancement of expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

We have a directors’ and officers’ liability insurance policy in place pursuant to which our directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information can be read and copied at the SEC Public Reference Room, 100 F Street NE, Washington, D.C. 20549.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1–800–SEC–0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website at www.legendoilandgas.com, copies of our filings with the SEC, including our annual report on Form 10–K, quarterly reports on Form 10–Q, proxy statements, and current reports on Form 8–K as well as amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act, together with Section 16 insider beneficial stock ownership reports, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with them into this Prospectus. This means that we can disclose important information to you by referring you to other documents previously filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is modified or superseded by information contained in this document or any other subsequently filed document. The information incorporated by reference is an important part of this Prospectus.

Any information that we file with the SEC, specifically, those documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Regulation FD or Regulation G disclosure furnished under Item 9 or Item 12 of a current report on Form 8-K (or, if amended, the appropriate Items relating to such disclosures) and exhibits relating to such disclosures, unless otherwise specifically stated in any such current report on Form 8-K), after the initial filing of the registration statement that contains this Prospectus and prior to the time that the Selling Shareholders sell all of the securities offered by this Prospectus, will be incorporated by reference into this Prospectus and will automatically update and supersede the information in this Prospectus and any previously filed document.

We have filed the following documents with the SEC, which are hereby incorporated by reference into this Prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2010, filed on March 31, 2011;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed on May 13, 2011;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2011, filed on August 12, 2011;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2011, filed on November 14, 2011;

•

our current reports on Form 8-K filed during calendar year 2011 on January 25, January 28, February 17, March 9, May 9, May 10, July 7, July 15, August 15, August 23, September 16, September 23, October 26, and November 23, 2011, and our amendment to our current report on Form 8-K filed on January 11, 2012; and

•	the description of our common stock set forth in our registration statement on Form 10-SB filed on April 25, 2002, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document, by making a written or oral request to our corporate secretary at our corporate offices located at 1420 5th Avenue, Suite 2200, Seattle, Washington 98101 (telephone number: (206) 274-5165).

You should rely only on the information provided in this Prospectus, as well as the information incorporated by reference. If anyone provides you with different or inconsistent information, you should not rely on it. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this Prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

LEGAL MATTERS

Legal matters in connection with the validity of the securities offered by this Prospectus will be passed upon by Cairncross & Hempelmann, P.S., our legal counsel.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Peterson Sullivan LLP, an independent registered public accounting firm. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Robison, Hill & Co., an independent registered public accounting firm. Such financial statements have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

In addition, we incorporate by reference into this Prospectus the Audited Consolidated Financial Statements of International Sovereign Energy Corp. for the years ended December 31, 2010 and 2009, which were filed as an Exhibit to our Amendment to Current Report on Form 8-K/A dated October 20, 2011, filed with the SEC on January 11, 2012. The Consolidated Financial Statements of International Sovereign Energy Corp. were audited by Deloitte & Touche LLP, an independent registered public accounting firm. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the offering described in this registration statement. All of the amounts shown are estimates and subject to future contingencies, except the Securities and Exchange Commission registration fee.

Registration Fee Under the Securities Act of 1933	$5,730.00
Legal Fees and Expenses	35,000.00
Accounting Fees and Expenses	5,000.00
Printing and Miscellaneous	3,000.00

Total	48,730.00

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Colorado. Our articles of incorporation limit the personal liability of our directors to the fullest extent permitted by Colorado law. Under Colorado law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for damages for (i) any breach of the director’s duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act (CBCA); or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the CBCA is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director may be eliminated or limited to the fullest extent permitted under the provisions of the Colorado Business Corporation Act as so amended. But no such provision may eliminate or limit the liability of a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) for any transaction from which the director derived an improper personal benefit (see Section 7-109-102(4) of the CBCA).

Our bylaws also include indemnification provisions under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of our company. Our bylaws further provide for the advancement of expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

We have a directors’ and officers’ liability insurance policy in place pursuant to which our directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16. Exhibits

Exhibit Number		Description

1.1	+	Form of Underwriting Agreement

4.1	(1)	Form of Common Stock Certificate

4.2	+	Certificate of Designation of Preferred Stock

4.3	+	Form of Preferred Stock Certificate

4.4	+	Form of Debt Security

4.5	+	Form of Warrant

4.6	+	Form of Indenture

5.1	**	Legal Opinion of Cairncross & Hempelmann, P.S.

23.1	**	Consent of Peterson Sullivan LLP

23.2	**	Consent of Robison, Hill and Co.

23.3	**	Consent of Deloitte & Touche LLP

23.4	**	Consent of KLH Consulting

23.5	**	Consent of InSite Petroleum Consultants Ltd.

23.6	**	Consent of Cairncross & Hempelmann, P.S. (included in the Legal Opinion filed as Exhibit 5.1)

24.1	**	Power of Attorney (included on the signature page hereto)

**	Filed herewith
+	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
(1)	Incorporated by reference herein from our report on Form 10-K dated December 31, 2010, filed with the SEC on March 31, 2011.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is

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contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(3), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be seemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on January 13, 2012.

LEGEND OIL AND GAS LTD. A Colorado corporation

By:	/s/ James Vandeberg
Name:	James Vandeberg
Title:	Chief Financial Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Vandeberg his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Marshall Diamond-Goldberg Marshall Diamond-Goldberg	President and Director (Principal Executive Officer)	Dated: January 13, 2012

/s/ James Vandeberg James Vandeberg	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	Dated: January 13, 2012

EXHIBITS

Exhibit Number		Description

1.1	+	Form of Underwriting Agreement

4.1	(1)	Form of Common Stock Certificate

4.2	+	Certificate of Designation of Preferred Stock

4.3	+	Form of Preferred Stock Certificate

4.4	+	Form of Debt Security

4.5	+	Form of Warrant

4.6	+	Form of Indenture

5.1	**	Legal Opinion of Cairncross & Hempelmann, P.S.

23.1	**	Consent of Peterson Sullivan LLP

23.2	**	Consent of Robison, Hill and Co.

23.3	**	Consent of Deloitte & Touche LLP

23.4	**	Consent of KLH Consulting

23.5	**	Consent of InSite Petroleum Consultants Ltd.

23.6	**	Consent of Cairncross & Hempelmann, P.S. (included in the Legal Opinion filed as Exhibit 5.1)

24.1	**	Power of Attorney (included on the signature page hereto)

**	Filed herewith
+	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
(1)	Incorporated by reference herein from our report on Form 10-K dated December 31, 2010, filed with the SEC on March 31, 2011.